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                                                                    Exhibit 99.1

For Immediate Release                 Contact: James C. Armstrong (404) 588-7425
January 4, 1999


                       SUNTRUST, CRESTAR MERGER COMPLETED


ATLANTA, GA -- SunTrust Banks, Inc. (NYSE: STI) and Crestar Financial Corporation reported their merger became effective December 31, 1998. Crestar is now a wholly owned subsidiary of SunTrust. Fourth quarter and annual 1998 earnings for the combined company will be reported on January 12, 1999.

In addition, SunTrust announced today the four Crestar directors who became members of the SunTrust Board of Directors upon completion of the merger. The new directors are:

         Richard G. Tilghman, Vice Chairman of SunTrust, is Chairman and Chief Executive Officer of Crestar.

         Frank E. McCarthy is President of the National Automobile Dealers Association based in McLean, Virginia.

         G. Gilmer Minor, III is Chairman, President and Chief Executive Officer of Owens & Minor, Inc, a hospital and medical supply distributor based in Richmond, Virginia.

         Frank S. Royal is President of Frank S. Royal, M.D., P.C., a family medicine practice in Richmond, Virginia and Chairman of the Board of Meharry Medical College, Nashville, Tennessee.

SunTrust is the tenth largest banking company in the United States with assets of more than $87 billion. The Company provides a full line of consumer and commercial banking services to more than 3.3 million customers through 1,094 branches in Alabama, Florida, Georgia, Maryland, Tennessee, Virginia and the District of Columbia.